UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K



                                CURRENT REPORT
     Pursuant to Section 13 Or 15(D) of The Securities Exchange
                                 Act of 1934


       Date of Report (Date of earliest event reported)
                      February 08, 1999


                              PREMIS CORPORATION
             (Exact name of registrant as specified in its charter)



                                  MINNESOTA
                 (State or other jurisdiction of incorporation)


	0-12196	                             41-1424202
  (Commission File Number)        (IRS Employer Identification No.)



                 13220 County Road 6, Plymouth, Minnesota  55441
                    (Address of principal executive office)

                               (612)  550-1999
                         (Issuer's telephone number)


Item 5.     OTHER EVENTS.

On February 04, 1999, the Board of Directors of the Company voted to discontinue the Company's operations, as discussed in the press release issued February 08, 1999 (a copy of which is attached as Exhibit 1) and to seek shareholder approval of liquidation and dissolution of the Company.




SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned, thereunto duly authorized in the City Plymouth, State of Minnesota, on February 08, 1999.


	/S/ Richard R. Peterson
	Richard R. Peterson
	Chief Financial Officer
	(Principal Accounting Officer)





EXHIBIT 1



FROM:                                     FOR:
Swenson NHB Investor Relations            PREMIS Corporation
1300 Fifth Street Towers, 150 S. 5th St.  13220 County Road 6
Minneapolis, Minn. 55402                  Plymouth, Minn. 55441
Contact: Tom Langenfeld                   Contact: Rich Peterson,CFO
612-371-0000                              612-550-1999


FOR IMMEDIATE RELEASE


PREMIS Corporation to Seek Shareholder Approval for
Liquidation of Assets

        MINNEAPOLIS, Feb. 08 - The board of directors of PREMIS Corporation (OTC Bulletin Board:PMIS) announced today that it will propose the liquidation of the company to its shareholders. To protect shareholder assets, the company will wind down its Canadian subsidiary and consolidate its operations in the United States pending a shareholder vote on liquidation of the company's assets. The company expects to mail proxy materials regarding the proposal no later than March 22.

        This decision follows the unsuccessful exploration of various options by the company, including a search for a corporate partner, strategic alliance or buyer for the company.

        The company's initial strategy was the development of OpenEnterprise, which has three primary components: PREMIS OpenStore, a comprehensive in-store-point-of-sale and back office system; PREMIS OpenNet, a unified family of communications and PREMIS networking products to expand headquarters operations out to the stores; and PREMIS OpenOffice, an integrated head office retail management system.

        "We believe we have a competitive product offering under development but we have reluctantly concluded we lack the resources to complete development and build a strong sales and marketing effort simultaneously," said Fritz Biermeier, president and chief executive officer. "We will continue to seek a buyer for the software technology. We expect the net assets in the near timeframe to be not less than 90 cents per share, which is the current market valuation of the company at the close of business on Feb. 5, 1999. This per share estimate includes the receipt of the second payment of $3.25 million under the company's contract with NCR Corporation, a payment which is expected but not guaranteed."

        The per-share estimate may also be affected by the tax treatment of distributions by the U. S. and Canadian tax authorities, the company said.

        Pending approval to liquidate, the company intends to lay off most of its employees by the end of May 1999 and complete the majority of its wind-down efforts by the end of July 1999.
The company currently employs 31 people in its Canadian operations, 11 in the United States.

The company said its obligations to creditors will be satisfied with existing resources. The company anticipates that the members of the board of directors and management will resign upon the completion of the process of winding down operations.

The press release may contain forward-looking statements that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Future events may involve risks and uncertainties, among which are uncertainties related to the final development and market acceptance of proposed new products, actions by competitors which could affect sales, shareholder approval of proposed corporate actions, satisfaction of the conditions for receipt of the additional payment under the Company's contract with NCR Corporation, management of product transitions, the Company's ability to control costs, tax treatment of distributions by U. S. and Canadian tax authorities and the Company's ability to liquidate its assets on terms favorable to its shareholders. These forward-looking statements involve risks and uncertainties, and actual results may be different. In addition, the results of the Company continue to be highly dependent upon the timing of customer orders. The delay in any customer order could have a material adverse impact on the results of the company.


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02/08/99